Exhibit 99.1

TenFold Announces Q4 2004 and Year 2004 Financial Results

SALT LAKE CITY, Utah – February 1, 2005 – TenFold® Corporation (OTC BB: TENF.OB), provider of the EnterpriseTenFold™ platform for building and implementing enterprise applications, today announced its financial results for the fourth quarter and year ended December 31, 2004.

For the fourth quarter, TenFold reported revenues of $1.8 million, an operating loss of $1.4 million, a net loss of $992,000, and diluted loss per share of $0.02. For calendar year 2004, revenues were $17.6 million, operating income was $2.8 million, net income was $3.4 million, and diluted earnings per share were $0.06. TenFold’s net cash outflow for Q4 was $1.8 million and the ending cash balance at the end of 2004 was $5.2 million.

“2004 was a solid, foundation year for TenFold,” said Dr. Nancy Harvey, TenFold’s President and CEO. “We made significant progress on our 2004 goals of creating greater awareness and interest in TenFold, establishing our new sales organization and creating a repeatable sales process, and preparing TenFold to absorb growth”.

“We expect that our auditors will qualify their opinion on our 2004 financial statements for going concern reasons, since at our recent cash burn levels we would exhaust our cash balances within a few quarters. We are cognizant of their concerns and appreciate that we must generate cash from operations, business transactions, or capital raising to ensure sufficient liquidity for the coming year and to support our growth. We are focusing on selling new, larger license deals with current customers who have experienced TenFold’s value proposition, exploring distribution agreements, and continuing discussions with investment bankers about the possibility of raising capital,” continued Dr. Harvey.”

Quarter Highlights

Q4 of 2004 was notable for a number of additional reasons:

•	TenFold announced a new technology feature in its EnterpriseTenFold flagship product. (See the press release on BusinessRules on October 1.)

•	Jeffrey Walker, speaking on behalf of TenFold’s technology, made several public speaking appearances. (See press releases dated October 7 and October 21.)

•	TenFold conducted seventeen TenFold Seminars in the San Francisco Bay area, New York City, Chicago, Dallas, Boston, Toronto, and London, and announced TenFold Seminars planned for early 2005. (See press releases dated October 26, November 2, November 4, November 9, and December 9.)

•	TenFold added Robert E. Parsons to its Board of Directors. (See the press release dated November 10.)

•	TenFold opened a sales and business office in Chicago. (See the press release dated November 11.)

•	TenFold issued press releases describing two new customers use of TenFold technology. (See press releases discussing a major New York bank and ARMUS dated November 16, and December 2, respectively.)

•	TenFold announced its EnterpriseTenFold MarketForce release as the most significant release in its history. (See the press release dated December 30.)

TenFold Conference call

The conference call will begin at 4:30 p.m. EST on Tuesday, February 1, 2005, and is available by dialing 888-989-0722 or 210-234-8636 for international calls.

The conference title is “TenFold Q4 Results,” the passcode is “TenFold,” and the call leader is “Dr. Nancy Harvey.” To access the press release on-line on Tuesday, February 1, 2005, after 4 p.m. EST, go to the Press Releases section of the TenFold Web site at www.tenfold.com. Telephone replays of the conference call will be available from four hours after the call through March 1, 2005. To access the telephone replay, dial 866-422-8143 or 203-369-0831 for international calls.

About TenFold

TenFold (OTC Bulletin Board: TENF) licenses its patented technology for applications development, EnterpriseTenFold™, to organizations that face the daunting task of replacing obsolete applications or building complex applications systems. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, EnterpriseTenFold technology lets a small team of business people and IT professionals design, build, deploy, maintain, and upgrade new or replacement applications with extraordinary speed, superior applications quality and power features. For more information, call (800) TENFOLD or visit www.tenfold.com.

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This release contains forward-looking statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Forward-looking statements in this release include that TenFold expects its auditors to qualify their opinion on the company’s 2004 financial statements for going concern reasons and that EnterpriseTenFold technology lets a small team build, and maintain applications with extraordinary speed and quality and with limited demand on IT resources. Factors that could cause actual results regarding product and technology assertions to differ materially from those in forward-looking statements include inadequate training, incorrect installation, use of unsupported hardware and software versions or combinations thereof, and inadequate consultation with TenFold Support. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Forms 10-Q and 10-K.

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TenFold and EnterpriseTenFold are trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

Press Contacts:

Ann Norman

Coltrin & Associates

212-221-1616

ann_norman@coltrin.com

Benoit Rungeard

Coltrin & Associates

650-373-2005

benoit_rungeard@coltrin.com

Brad Thatcher

Coltrin & Associates

212-221-1616

brad_thatcher@coltrin.com

Sally N. White

TenFold Corporation

801-619-8232

swhite@tenfold.com

TENFOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$5,225	$12,236
Accounts receivable, (net of allowances for doubtful accounts of $29 and $0, respectively)	240	942
Unbilled accounts receivable, (net of allowances for doubtful accounts of $3 and $0, respectively)	74	58
Prepaid expenses and other assets	162	243
Other assets	14	10

Total current assets	5,715	13,489

Restricted cash	74	73
Property and equipment, net	626	855

Total assets	$6,415	$14,417

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$265	$1,127
Income taxes payable	1,340	1,728
Accrued liabilities	1,406	5,416
Deferred revenue	1,062	7,586
Current installments of obligations under capital leases	25	—

Total current liabilities	4,098	15,857

Long-term liabilities:
Obligations under capital leases, excluding current installments	36	—

Total long-term liabilities	36	—

Contingencies

Stockholders’ equity:
Common stock, $0.001 par value:
Authorized: 120,000,000 shares
Issued and outstanding shares: 46,377,219 shares at December 31, 2004 and 45,969,524 shares at December 31, 2003	46	46
Additional paid-in capital	76,218	75,936
Deferred compensation	(20)	(43)
Accumulated deficit	(73,963)	(77,379)

Total stockholders’ equity (deficit)	2,281	(1,440)

Total liabilities and stockholders’ equity	$6,415	$14,417

TENFOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues:
License	$66	$192	$359	$248
Subscription	—	—	—	10,431
Services and other	1,687	4,050	17,234	17,030

Total revenues	1,753	4,242	17,593	27,709

Operating expenses:
Cost of revenues	864	2,034	5,883	9,454
Sales and marketing	920	300	2,861	1,088
Research and development	948	712	3,734	3,471
General and administrative	417	335	2,315	3,046
Special charges	—	—	—	(673)

Total operating expenses	3,149	3,381	14,793	16,386

Income (loss) from operations	(1,396)	861	2,800	11,323

Total other income, net	24	76	240	2,456

Income (loss) before income taxes	(1,372)	937	3,040	13,779
Provision (benefit) for income taxes	(380)	15	(376)	32

Net income (loss)	$(992)	$922	$3,416	$13,747

Basic earnings (loss) per common share	$(0.02)	$0.02	$0.07	$0.34

Diluted earnings (loss) per common share	$(0.02)	$0.02	$0.06	$0.29

Weighted average common and common equivalent shares used to calculate earnings (loss) per share:
Basic	46,367	41,447	46,204	40,634

Diluted	46,367	51,391	54,924	47,623

COMPUTATION OF BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings (loss) per share (in thousands except, per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Numerator:
Net income (loss)	$(992)	$922	$3,416	$13,747

Numerator for diluted earnings (loss) per share	$(992)	$922	$3,416	$13,747

Denominator:
Denominator for basic earnings (loss) per share - weighted-average shares	46,367	41,447	46,204	40,634

Employee stock options	—	9,944	8,720	6,989

Denominator for diluted earnings (loss) per share	46,367	51,391	54,924	47,623

Earnings (loss) per common share:

Basic earnings (loss) per common share	$(0.02)	$0.02	$0.07	$0.34

Diluted earnings (loss) per common share	$(0.02)	$0.02	$0.06	$0.29